CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$1,000,000	$71.30

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated October 21, 2010 (To the Prospectus dated August 31, 2010, the Prospectus Supplement dated August 31, 2010 and Index Supplement dated August 31, 2010)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-169119

$1,000,000 Capped Market Plus Notes due May 2, 2012 Linked to the Basket of Asian Equity Indices Global Medium-Term Notes, Series A

General

•	Senior unsecured obligations of Barclays Bank PLC maturing May 2, 2012†.

•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.

•	The Notes priced on October 21, 2010 (the “pricing date”) and are expected to issue on or about October 26, 2010 (the “issue date”).

Key Terms	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.

Issuer:	Barclays Bank PLC

Reference Asset:	A basket comprised of the following equity indices (each a “basket component”, and together, the “basket components”), weighted as indicated:

Index	Bloomberg Ticker	Weighting	Index Initial Level
Hang Seng China Enterprises Index	HSCEI <index>	33.00%	13,615.41
The Korea Composite Stock Price Index 200	KOSPI2<index>	25.00%	242.53
MSCI Taiwan Index	TAMSCI <index>	19.00%	286.34
Hang Seng Index	HSI <index>	14.00%	23,649.48
MSCI Singapore Index	SIMSCI<index>	9.00%	374.70

Maximum Return:	30%.

Minimum Coupon Percentage:	6.05%

Barrier Level:	75% of the Initial Basket Level

Payment at Maturity:

If the Closing Basket Level is equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, you will receive at maturity a cash payment equal to the principal amount of your Notes plus (i) 100% of your principal amount multiplied by (ii) the greater of (a) the Minimum Coupon Percentage and (b) the Basket Return, subject to the Maximum Return. For example, if the Basket Return is 30% or more, you will receive the Maximum Return on the Notes of 30%, which entitles you to the maximum payment of $1,300.00 for every $1,000 principal amount Note that you hold. Accordingly, if the Closing Basket Level is equal or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, your payment per $1,000 principal amount Note will be calculated as follows, subject to the Maximum Return:

$1,000 + [$1,000 × the greater of (a) Minimum Coupon Percentage and (b) Basket Return]

If the Closing Basket Level is below the Barrier Level on any day between the pricing date and the Final Valuation Date, inclusive, you will receive at maturity a cash payment equal to the principal amount of your Notes plus (i) 100% of your principal amount multiplied by (ii) the Basket Return, subject to the Maximum Return. For example, if the Basket Return is 30% or more, you will receive the Maximum Return on the Notes of 30%, which entitles you to the maximum payment of $1,300.00 for every $1,000 principal amount Note that you hold. However, if, for example, the Closing Basket Level falls below the Barrier Level on any day between the pricing date and the Final Valuation Date and the Basket Return is -30%, you will receive $700 for every $1,000 principal amount Note that you hold, resulting in a loss on principal of 30%. Accordingly, if the Closing Basket Level is below the Barrier Level on any day between the pricing date and the Final Valuation Date, inclusive, your payment per $1,000 principal amount Note will be calculated as follows, subject to the Maximum Return:

$1,000 + [$1,000 × Basket Return]

You may lose some or all of your principal if you invest in the Notes. If the Closing Basket Level is below the Barrier Level on any day between the pricing date to the Final Valuation Date, inclusive, your Notes will be fully exposed to any declines in the Reference Asset and you may lose some or all of your investment at maturity.

Basket Return:	The performance of the basket from the Initial Basket Level to the Final Basket Level, calculated as follows: Final Basket Level – Initial Basket Level Initial Basket Level

Initial Basket Level:	100

Final Basket Level:	The Closing Basket Level on the Final Valuation Date

Closing Basket Level:

On any day between the pricing date and the Final Valuation Date, inclusive, the Closing Basket Level will be calculated as follows:

100 × [1+ (HSCEI return * 33%) + (KOSPI2 return * 25%) + (TWY return * 19%) + (HSI return * 14%) + (SGY return * 9%)]

The returns (which we refer to in this pricing supplement as “index returns”) set forth in the formula above reflect the performance of each basket component, expressed as a percentage (which may be positive or negative), from the closing level of that basket component on the pricing date to the closing level of that basket component on the final valuation date, calculated as follows:

Index Closing Level – Index Initial Level
Index Initial Level

Index Initial Level:	For each basket component, the Index Closing Level as determined by the calculation agent on the pricing date as set forth in the table above

Index Closing Level:	With respect to each basket component, the closing level on any day during the life of the Notes of such basket component as determined by the calculation agent.

Final Valuation Date:	April 27, 2012†

Maturity Date:	May 2, 2012†

Calculation Agent:	Barclays Bank PLC

CUSIP/ISIN:	06740P3D6 and US06740P3D63

†	Subject to postponement in the event of a market disruption event and as described under “Reference Assets—Basket—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, Currency Exchange Rates, Currencies, or Other Assets or Variables (Other than Commodities)” in the prospectus supplement. If the final valuation date is not a scheduled trading day, then the final valuation date will be the next succeeding scheduled trading day. If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-5 of the prospectus supplement, “Risk Factors” beginning on page IS-2 of the index supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes are not bank deposits and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The Notes are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

	Price to Public††	Agent’s Commission	Proceeds to Barclays Bank PLC
Per Note	100%	1.25%	98.75%
Total	$1,000,000	$12,500	$987,500

††

The price to the public for any single purchase by an investor in certain trust accounts, who is not being charged the full selling concession or fee by other dealers of approximately 1.25%, is 98.75%. The price to the public for all other purchases of Notes is 100%.

JPMorgan Placement Agent

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated August 31, 2010, as supplemented by the prospectus supplement dated August 31, 2010 and the index supplement dated August 31, 2010 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and the index supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

•	Prospectus Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

•	Index Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201630/d424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Index?

The following table illustrates the hypothetical total return at maturity on the Notes. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns and examples set forth below are based on a Barrier Level of 75% of the Initial Basket Level (the Initial Basket Level is equal to 100), a Maximum Return on the Notes of 30% and a Minimum Coupon Percentage of 6.05%. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

		Barrier Level Was Not Breached[1]		Barrier Level Was Breached[2]
Final Basket Level	Basket Return	Payment at Maturity	Total Return on Notes	Payment at Maturity	Total Return on Notes
200.00	100.00%	$1,300.00	30.00%	$1,300.00	30.00%
190.00	90.00%	$1,300.00	30.00%	$1,300.00	30.00%
180.00	80.00%	$1,300.00	30.00%	$1,300.00	30.00%
170.00	70.00%	$1,300.00	30.00%	$1,300.00	30.00%
160.00	60.00%	$1,300.00	30.00%	$1,300.00	30.00%
150.00	50.00%	$1,300.00	30.00%	$1,300.00	30.00%
140.00	40.00%	$1,300.00	30.00%	$1,300.00	30.00%
130.00	30.00%	$1,300.00	30.00%	$1,300.00	30.00%
120.00	20.00%	$1,200.00	20.00%	$1,200.00	20.00%
115.00	15.00%	$1,150.00	15.00%	$1,150.00	15.00%
110.00	10.00%	$1,100.00	10.00%	$1,100.00	10.00%
106.05	6.05%	$1,060.50	6.05%	$1,060.50	6.05%
105.00	5.00%	$1,060.50	6.05%	$1,050.00	5.00%
102.50	2.50%	$1,060.50	6.05%	$1,025.00	2.50%
100.00	0.00%	$1,060.50	6.05%	$1,000.00	0.00%
95.00	-5.00%	$1,060.50	6.05%	$950.00	-5.00%
90.00	-10.00%	$1,060.50	6.05%	$900.00	-10.00%
80.00	-20.00%	$1,060.50	6.05%	$800.00	-20.00%
75.00	-25.00%	$1,060.50	6.05%	$750.00	-25.00%
70.00	-30.00%	N/A	N/A	$700.00	-30.00%
60.00	-40.00%	N/A	N/A	$600.00	-40.00%
50.00	-50.00%	N/A	N/A	$500.00	-50.00%
40.00	-60.00%	N/A	N/A	$400.00	-60.00%
30.00	-70.00%	N/A	N/A	$300.00	-70.00%
20.00	-80.00%	N/A	N/A	$200.00	-80.00%
10.00	-90.00%	N/A	N/A	$100.00	-90.00%
0.00	-100.00%	N/A	N/A	$0.00	-100.00%

[1]

The Barrier Level will not be breached if the Closing Basket Level of the Reference Asset is equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive.

[2]	The Barrier Level will be breached if the Closing Basket Level of the Reference Asset is below the Barrier Level on any day between the pricing date and the Final Valuation Date, inclusive.

PS–2

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the total returns set forth in the table above are calculated.

Example 1: The Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, and the basket level increases from an Initial Basket Level of 100 to a Final Basket Level of 115, resulting in a Basket Return of 15.00%.

	Index Initial Level	Index Level on Final Valuation Date	Index Return	Weighting
HSCEI	13,615.41	17019.26	25.00%	33.00%
KOSPI2	242.53	278.91	15.00%	25.00%
TAMSCI	286.34	300.66	5.00%	19.00%
HSI	23,649.48	24831.95	5.00%	14.00%
SIMSCI	374.70	430.91	15.00%	9.00%

The Final Basket Level, which is the Closing Basket Level on the Final Valuation Date, is calculated as follows:

100 × [1 + (25% × 33%) + (15% × 25%) + (5% × 19%) + (5% × 14%) + (15% × 9%)]=115

The Basket Return is calculated as follows:

115-100	= 15%
100

Because the Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, and the Basket Return of 15.00% is greater than the Minimum Coupon Percentage but less than the Maximum Return, the investor receives a payment at maturity of $1,150.00 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + ($1,000 × 15.00%) = $1,150.00

The total return on the investment of the Notes is 15.00%.

Example 2: The Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, and the basket level increases from an Initial Basket Level of 100 to a Final Basket Level of 140, resulting in a Basket Return of 40.00%.

	Index Initial Level	Index Level on Final Valuation Date	Index Return	Weighting
HSCEI	13,615.41	20,423.12	50.00%	33.00%
KOSPI2	242.53	348.27	43.60%	25.00%
TAMSCI	286.34	372.24	30.00%	19.00%
HSI	23,649.48	30,744.32	30.00%	14.00%
SIMSCI	374.70	487.11	30.00%	9.00%

PS–3

The Final Basket Level, which is the Closing Basket Level on the Final Valuation Date, is calculated as follows:

100 × [1 + (50.00% × 33%) + (43.60% × 25%) + (30% × 19%) + (30% × 14%) + (30% × 9%)]=140

The Basket Return is calculated as follows:

140-100	= 40%
100

Because the Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, and the Basket Return of 40.00% is greater than the Minimum Coupon Percentage and the Maximum Return, the investor receives a payment at maturity of $1,300.00 per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Maximum Return]

$1,000 + ($1,000 × 30.00%) = $1,300.00

The total return on the investment of the Notes is subject to the Maximum Return as is therefore 30.00%.

Example 3: The Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, and the basket level increases from an Initial Basket Level of 100 to a Final Basket Level of 102.50, resulting in a Basket Return of 2.50%.

	Index Initial Level	Index Level on Final Valuation Date	Index Return	Weighting
HSCEI	13,615.41	14,296.18	5.00%	33.00%
KOSPI2	242.53	254.66	5.00%	25.00%
TAMSCI	286.34	272.02	-5.00%	19.00%
HSI	23,649.48	24,122.47	2.00%	14.00%
SIMSCI	374.70	385.94	3.00%	9.00%

The Final Basket Level, which is the Closing Basket Level on the Final Valuation Date, is calculated as follows:

100 × [1 + (5% × 33%) + (5% × 25%) + (-5% × 19%) + (2% × 14%) + (3% × 9%)]=102.50

The Basket Return is calculated as follows:

102.50-100	= 2.50%
100

Because the Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, and the Basket Return of 2.50% is less than the Minimum Coupon Percentage, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Minimum Coupon Percentage]

$1,000 + ($1,000 × 6.05%) = $1,060.50

The total return of the investment of the Notes is 6.05%.

Example 4: The Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, and the basket level decreases from an Initial Basket Level of 100 to a Final Basket Level of 90, resulting in a Basket Return of -10%.

	Index Initial Level	Index Level on Final Valuation Date	Index Return	Weighting
HSCEI	13,615.41	15,224.75	11.82%	33.00%
KOSPI2	242.53	194.02	-20.00%	25.00%
TAMSCI	286.34	243.39	-15.00%	19.00%
HSI	23,649.48	14,189.69	-40.00%	14.00%
SIMSCI	374.70	355.97	-5.00%	9.00%

PS–4

The Final Basket Level, which is the Closing Basket Level on the Final Valuation Date, is calculated as follows:

100 × [1 + (11.82% × 33%) + (-20.00% × 25%) + (-15.00% × 19%) + (-40.00% × 14%) + (-5.00% × 9%)]=90

The Basket Return is calculated as follows:

90-100	= -10%
100

Because the Closing Basket Level was equal to or greater than the Barrier Level on each day between the pricing date and the Final Valuation Date, inclusive, and the Basket Return of -10.00% is less than the Minimum Coupon Percentage, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Minimum Coupon Percentage]

$1,000 + ($1,000 × 6.05%) = $1,060.50

The total return of the investment of the Notes is 6.05%.

Example 5: The Closing Basket Level was below the Barrier Level on one or more days between the pricing date and the Final Valuation Date, inclusive, and the basket level increases from an Initial Basket Level of 100 to a Final Basket Level of 102.50, resulting in a Basket Return of 2.50%.

	Index Initial Level	Index Level on Final Valuation Date	Index Return	Weighting
HSCEI	13,615.41	14,296.18	5.00%	33.00%
KOSPI2	242.53	254.66	5.00%	25.00%
TAMSCI	286.34	272.02	-5.00%	19.00%
HSI	23,649.48	24,122.47	2.00%	14.00%
SIMSCI	374.70	385.94	3.00%	9.00%

The Final Basket Level, which is the Closing Basket Level on the Final Valuation Date, is calculated as follows:

100 × [1 + (5% × 33%) + (5% × 25%) + (-5% × 19%) + (2% × 14%) + (3% × 9%)]=102.50

The Basket Return is calculated as follows:

102.50-100	=2.50%
100

Because the Closing Basket Level was below the Barrier Level on one or more days between the pricing date and the Final Valuation Date, inclusive, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + ($1,000 × 2.50%) = $1,025.00

The total return on the investment of the Notes is 2.50%.

Example 6: The Closing Basket Level was below the Barrier Level on one or more days between the pricing date and the Final Valuation Date, inclusive, and the basket level decreases from an initial basket level of 100 to a final basket level of 80, resulting in a basket return of -20%.

	Index Initial Level	Index Level on Final Valuation Date	Index Return	Weighting
HSCEI	13,615.41	10,892.33	-20.00%	33.00%
KOSPI2	242.53	198.87	-18.00%	25.00%
TAMSCI	286.34	243.39	-15.00%	19.00%
HSI	23,649.48	14,189.69	-40.00%	14.00%
SIMSCI	374.70	355.97	-5.00%	9.00%

PS–5

The Final Basket Level, which is the Closing Basket Level on the Final Valuation Date, is calculated as follows:

100 × [1 + (-20% × 33%) + (-18% × 25%) + (-15% × 19%) + (-40% × 14%) + (-5% × 9%)]=80

The Basket Return is calculated as follows:

80-100	= -20%
100

Because the Closing Basket Level was below the Barrier Level on one or more days between the pricing date and the Final Valuation Date, inclusive, the investor will receive a payment at maturity per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 × Basket Return]

$1,000 + ($1,000 × -20.00%) = $800.00

The total return on the investment of the Notes is -20.00%.

Selected Purchase Considerations

•

Market Disruption Events and Adjustments—The final valuation date, maturity date, payment at maturity and the reference asset are subject to adjustment as described in the following sections of the prospectus supplement:

•

For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to the reference asset; and

•

For a description of further adjustments that may affect one or more basket components or the reference asset, see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Funds or Exchange-Traded Funds” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket”.

•

Appreciation Potential—The Notes provide the opportunity to enhance returns, to the extent the Basket Closing Level never goes below the Barrier Level, by entitling you to a return equal to the greater of the Minimum Coupon Percentage and the Basket Return, up to the Maximum Return.

•

Limited Protection Against Loss—Payment at maturity of the principal amount of the Notes is protected against a decline in the Basket Return but only to the extent that the Basket Level never falls below the Barrier Level between the pricing date and the Final Valuation Date, inclusive. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due and is not guaranteed by any third party. In the event that the Basket Level falls below the Barrier Level between the Pricing Date and the Final Valuation Date, you can lose all or substantially all of your investment in the Notes. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Selected Risk Considerations—Credit of Issuer” in this pricing supplement.

•

Diversification Among the Basket Components— The return on the Notes is linked to a weighted basket consisting of five indices – the Hang Seng China Enterprises Index, the Korea Composite Stock Price Index 200, the MSCI Taiwan Index, the Hang Seng Index and the MSCI Singapore Index. The Hang Seng China Enterprises Index tracks the performance of all the Hong Kong listed H-Shares of Chinese enterprises. H-Shares are Hong Kong listed shares, traded in Hong Kong dollars, of companies incorporated in mainland China. For additional information about the Hang Seng China Enterprises Index, see the information set forth under “Non-Proprietary Indices—Equity Indices— Hang Seng China Enterprises Index” in the index supplement. The KOSPI 200 is a market capitalization-weighted index of 200 Korean blue-chip stocks, covering approximately 90% of the market capitalization of the Korean Exchange-Stock Market. For additional information about the KOSPI 200, see the information set forth under “Non-Proprietary Indices—Equity Indices—KOSPI 200” in the index supplement. The MSCI Taiwan Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The MSCI Singapore Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore. For additional information about the MSCI Taiwan Index and

PS–6

the MSCI Singapore Index, see the information set forth under “Non-Proprietary Indices—Equity Indices—MSCI Indices” in the index supplement. The Hang Seng Index is a free float-adjusted market capitalization weighted stock market index in the Stock Exchange of Hong Kong Limited and purports to be an indicator of the performance of the Hong Kong stock market. For additional information about the Hang Seng Index, see the information set forth under “Non-Proprietary Indices—Equity Indices— Hang Seng Index” in the index supplement.

•

Certain U.S. Federal Income Tax Considerations—Some of the tax consequences of your investment in the Notes are summarized below. The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. As described in the prospectus supplement, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement.

The United States federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below. Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled executory contract with respect to the Index. If your Notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above. This opinion assumes that the description of the terms of the Notes in this pricing supplement is materially correct.

As discussed further in the accompanying prospectus supplement, the Treasury Department and the Internal Revenue Service are actively considering various alternative treatments that may apply to instruments such as the Notes, possibly with retroactive effect.

For a further discussion of the tax treatment of your Notes as well as possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes. For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this pricing supplement.

Recently Enacted Legislation. Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your Notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Notes.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Index or any of the futures contracts comprising the Index. These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement and the index supplement, including but not limited to the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

•	“Risk Factors—Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”; and

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“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”.

PS–7

In addition to the risks discussed under the headings above, you should consider the following:

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Your Investment in the Notes May Result in a Loss—The Notes do not guarantee any return of principal. The return on the Notes at maturity is linked to the performance of the Reference Asset and will depend on whether, and the extent to which, the Basket Return is positive or negative. If the Closing Basket Level of the Reference Asset declines below the Barrier Level on one or more days between the pricing date and the Final Valuation Date, inclusive, your investment will be fully exposed to any decline in the Reference Asset and you may lose up to 100% of your investment.

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Your Maximum Gain on the Notes Is Limited to the Maximum Return—If the Final Basket Level is greater than the Initial Basket Level, for each $1,000 principal amount Note, you will receive at maturity $1,000 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation in the Reference Asset, which may be significant. We refer to this percentage as the Maximum Return, which is 30%.

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No Interest or Dividend Payments or Voting Rights—As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing the basket components would have.

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Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity—While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent’s commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

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Lack of Liquidity—The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Notes in the secondary market but are not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.

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Credit of Issuer —The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

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The Payment at Maturity of Your Notes is Not Based on the Levels of the Basket Indices at Any Time Other than the Final Valuation Date—The Closing Basket Level, the Final Basket Level and the Basket Return will be based solely on the Index Closing Levels of the basket components on the Final Valuation Date (subject to adjustments as described in the prospectus supplement). Therefore, if the level of one or more of the basket components dropped precipitously on the Final Valuation Date, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the levels of the basket components prior to such drop. Although the levels of one or more of the basket components on the Maturity Date or at other times during the life of your Notes may be higher than the Index Closing Level of such basket component on the Final Valuation Date, you will not benefit from the levels of such basket components at any time other than the Final Valuation Date.

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Potential Conflicts—We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

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Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above. As discussed further in the accompanying prospectus supplement, on December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes even though you will not receive any payments with respect to the Notes until maturity and whether all or part of the gain you may recognize upon the sale or maturity of an instrument such as the Notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

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Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the level of the Index on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the basket components;

•	the time to maturity of the Notes;

•	the dividend rate on the common stocks underlying the basket components;

•	interest rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

PS–8

Historical Information

The following graphs set forth the historical performance of the component underlylings based on the daily closing levels from January 7, 2002 through October 21, 2010. On October 21, 2010, the closing level of the Hang Seng China Enterprises Index was 13,615.41, the closing level of The Korea Composite Stock Price Index 200 was 242.53, the closing level of MSCI Taiwan Index was 286.34, the closing level of Hang Seng Index was 23,649.48 and the closing level of the MSCI Singapore Index was 374.70.

We obtained the closing levels of the Index below from Bloomberg, L.P. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg, L.P. The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any day between the pricing date and the final valuation date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS–9

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PS–10

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Certain Employee Retirement Income Security Act Considerations

Your purchase of a Note in an Individual Retirement Account (an “IRA”), will be deemed to be a representation and warranty by you, as a fiduciary of the IRA and also on behalf of the IRA, that (i) neither the issuer, the placement agent nor any of their respective affiliates has or exercises any discretionary authority or control or acts in a fiduciary capacity with respect to the IRA assets used to purchase the Note or renders investment advice (within the meaning of Section 3(21)(A)(ii) of the Employee Retirement Income

PS–11

Security Act (“ERISA”)) with respect to any such IRA assets and (ii) in connection with the purchase of the Note, the IRA will pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA) and in connection with any redemption of the Note pursuant to its terms will receive at least adequate consideration, and, in making the foregoing representations and warranties, you have (x) applied sound business principles in determining whether fair market value will be paid, and (y) made such determination acting in good faith.

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A. and JPMorgan Securities LLC will act as placement agents for the Notes and will receive a fee from the Company that would not exceed $12.50 per $1,000 principal amount Note.

PS–12